SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 18, 2016

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced third quarter and first nine months of 2016 results through September 30, 2016.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Exhibits

--------

Exhibit 99.1

Press release dated October 18, 2016, announcing the third quarter and first nine months of 2016 results through September 30, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: October 18, 2016

Exhibit 99.1

Information Contacts:

Jeffrey A. Stopko

Michael D. Lynch

    July 19, 2016

President & CEO

SVP & CFO

(814)-533-5310

(814)-533-5193

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2016

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported net income available to common shareholders of $1,065,000, or $0.06 per diluted common share, in the third quarter of 2016.  This earnings performance was lower than the third quarter of 2015 where net income available to common shareholders totaled $1,781,000, or $0.09 per diluted common share.  For the nine month period ended September 30, 2016, the Company reported net income available to common shareholders of $1,145,000, or $0.06 per diluted share.  This represented a decrease in earnings per share from the first nine months of 2015 where net income available to common shareholders totaled $4,466,000, or $0.24 per diluted common share, due largely to an increased provision for loan losses that was recorded in the first quarter of 2016. The following table highlights the Company’s financial performance for both the three and nine month periods ended September 30, 2016 and 2015:

	Third Quarter 2016	Third Quarter 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015

Net income	$1,065,000	$1,833,000	$1,160,000	$4,623,000
Net income available to common shareholders	$1,065,000	$1,781,000	$1,145,000	$4,466,000
Diluted earnings per share	$ 0.06	$ 0.09	$ 0.06	$0.24

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2016 financial results: “AmeriServ Financial Inc. has achieved several positive accomplishments in 2016 which have included the pay-off of $21 million of SBLF preferred stock, an increase in our common stock cash dividend, and continued solid growth in both loans and deposits.  Our balance sheet remains strong with good capital levels, ample liquidity and excellent asset quality.  We are well positioned to continue to strategically focus on growing both our community banking and wealth management businesses in a disciplined manner.”

The Company’s net interest income in the third quarter of 2016 decreased by $529,000, or 5.9%, from the prior year’s third quarter and for the first nine months of 2016 decreased by $1,219,000, or 4.6%, when compared to the first nine months of 2015.  The Company’s net interest margin of 3.23% for the first nine months of 2016 was 29 basis points lower than the net interest margin of 3.52% for the first nine months of 2015.  There was also a net interest margin decline of 37 basis points between the third quarter of 2016 and the prior year’s third quarter.  The reduction in net interest income has been significantly impacted by the following three factors:  1.) a significantly lower level of loan prepayment fee income, which decreased by approximately $400,000 for the third quarter and $500,000 for the nine month period, 2.) additional interest expense that was associated with the Company’s late fourth quarter 2015 issuance of subordinated debt, and 3.) net interest margin compression that results from the prolonged low interest rate environment that exists in the economy and is pressuring community bank net interest margins. These factors  more  than  offset  the  Company  continuing  to  grow  earning  assets  and  control  its cost of funds through disciplined deposit pricing.  Specifically, the earning asset growth occurred in the loan portfolio as total loans averaged $888 million in the first nine months of  2016  which is $35  million, or  4.1%,  higher  than the  $853  million average  for the first nine months of 2015.  This loan growth reflects the successful results of the Company’s business development efforts, with an emphasis on generating commercial loans and owner occupied commercial real estate loans particularly through its loan production offices.  Despite this loan growth experienced between years, loan interest income decreased by $318,000, or 1.1%, due primarily to the previously mentioned decline in loan prepayment fees.  Interest income on investments grew in the third quarter of 2016 and is also slightly higher for the nine month period as the Company benefited from a higher balance of investment securities in 2016.  Overall, total interest income decreased by $312,000, or 1.0%, in the first nine months of 2016.

Total interest expense for the first nine months of 2016 increased by $907,000, or 18.8%, due to higher levels of both borrowings and deposit interest expense.  The Company experienced a $451,000 increase in the interest cost for borrowings in the first nine months of 2016 with $389,000 of this increase attributable to the Company’s recent subordinated debt issuance.  Specifically, the Company issued $7.65 million of subordinated debt which has a 6.50% fixed interest rate in late December 2015.  The proceeds from the subordinated debt issuance, along with other cash on hand, was used to redeem all $21 million of our outstanding SBLF preferred stock on January 27, 2016.  The remainder of the increase in borrowings interest expense was due to a greater utilization of FHLB term advances to extend borrowings for interest rate risk management purposes.

The Company experienced significant growth in deposits between years which is a reflection of the loyalty and stability of our core deposit base that provides a strong foundation from which this growth builds.  Management’s ability to acquire new core deposit funding from outside of our traditional market areas as well as our ongoing efforts to offer new loan customers deposit products were the primary reasons for this growth.  Specifically, total deposits averaged $947 million for the first nine months of 2016 which is $60 million, or 6.8%, higher than the $887 million average for the first nine months of 2015.  The Company is also pleased that a meaningful portion of this deposit growth occurred in non-interest bearing demand deposit accounts.  Deposit interest expense through nine months of 2016 increased by $456,000, or 13.0%, due to the higher balance of deposits along with certain money market accounts repricing upward after the December 2015 Federal Reserve fed funds interest rate increase.

The Company recorded a $300,000 provision for loan losses in the third quarter of 2016 which matched the provision for loan losses in the third quarter of 2015.  For the nine month period in 2016, the Company recorded a $3,650,000 provision for loan losses compared to a $750,000 provision for loan losses in the first nine months of 2015.  A substantially higher than typical provision and net loan charge-offs were recorded in the first quarter of 2016 and were necessary to resolve the Company’s only meaningful direct loan exposure to the energy industry, the specifics of which were discussed in detail in the Company’s first quarter results.  The provision recorded in the third quarter of 2016 was more typical of what is required to support the continuing growth of the loan portfolio and approximated net loan charge-offs.  The Company experienced net loan charge-offs of $320,000, or 0.14% of total loans, in the third quarter of 2016, compared to net loan charge-offs of $245,000, or 0.11% of total loans, in the third quarter of 2015.  For the nine month periods, there were net loan charge-offs of $3.8 million, or 0.58%, of total loans in 2016, compared to net loan charge-offs of $601,000, or 0.09% of total loans, in 2015.  Overall, the Company continued to maintain outstanding asset quality in the third quarter of 2016.  At September 30, 2016, non-performing assets totaled $1.9 million, or only 0.21% of total loans.  In summary, the allowance for loan losses  provided  a  strong  510%  coverage  of  non-performing  loans,  and  1.10%  of  total  loans, at September 30, 2016, compared to 158% coverage of non-performing loans, and 1.13% of total loans, at December 31, 2015.

Total non-interest income in the third quarter of 2016 decreased by $354,000, or 8.8%, from the prior year’s third quarter, and for the first nine months of 2016 decreased by $579,000, or 5.1%, when compared to the first nine months of 2015.  Revenue from bank owned life insurance decreased by $515,000 for the quarter and $713,000 for the nine month period and was the primary factor contributing to the non-interest income decline as there were no death claims received in 2016 compared to three claims in the first nine months of 2015. Trust and investment advisory fees decreased by $50,000, or 2.4%, for the quarter and $42,000, or 0.7%, for the nine months as the loss of certain client accounts through normal attrition more than offset continued successful new business development activities as well as effective management of existing customer accounts in this volatile market environment.  Trust assets under administration totaled $2.0 billion as of September 30, 2016.  Partially offsetting these reductions was a greater recognition of gains from investment security sale transactions by $96,000 for the quarter and $185,000 for the nine months of 2016 as the Company has sold certain rapidly pre-paying mortgage backed securities in this low interest rate environment.   Finally, although revenue from mortgage loan sales and mortgage related fee income is lower through nine months of 2016 by a combined $60,000, this unfavorable comparison to last year narrowed in the third quarter.  Increased refinance activity and a higher level of new mortgage loan originations resulted in higher revenue from mortgage loan sales by $82,000 and increased fees from residential mortgage lending activity by $45,000 in the third quarter of 2016.

Total non-interest expense in the third quarter of 2016 increased by $137,000, or 1.3%, from the prior year’s third quarter and for the first nine months of 2016 increased by $238,000, or 0.8%, when compared to the first nine months of 2015.  As noted in our previously disclosed first quarter financial results, non-recurring costs for legal and accounting services were necessary to address a trust operations trading error and are the reasons for the negative comparisons for both the quarter and nine month time periods. Additionally, in the third quarter of 2016, another $250,000 of expenses were required to resolve this issue.  The impact of the additional expenses were clearly evident in higher levels of total professional fees and other expenses.  Professional fees continue to compare unfavorably, increasing by $124,000, or 10.3%, for the quarter and by $295,000, or 8.0%, for the nine month time period, while other expenses compare unfavorably, increasing by $203,000, or 17.1%, for the quarter and by $322,000, or 9.0%, for the nine months.  Partially offsetting these additional expenses were our continued cost control efforts that are demonstrated, both, for the quarter and nine month time period comparisons.  Occupancy and equipment related expenses are lower by $26,000, or 2.4%, for the third quarter and lower by $259,000, or 7.2%, for the nine months.  Salaries and employee benefits were down by $178,000, or 2.9%, in the third quarter and $161,000, or 0.9%, in the first nine months of 2016.  The favorable comparisons are due to the previously disclosed branch consolidation in the State College market and reduction of staff in the executive office.  Finally, the Company recorded an income tax expense of $474,000, or an effective tax rate of 29.0%, in the first nine months of 2016 which is lower when compared to the income tax expense of $1,947,000, or an effective tax rate of 29.6%, for the first nine months of 2015.  The lower income tax expense and effective tax rate are due to the first quarter 2016 loss recognized by the Company.  However, as we have demonstrated in the second and third quarters of 2016 our actions taken for an immediate improvement to more typical and expected profitability levels have proven successful.  We anticipate that our earnings momentum will increase in the fourth quarter of the year.

The Company had total assets of $1.146 billion, shareholders’ equity of $100 million, a book value of $5.29 per common share and a tangible book value of $4.66 per common share at September 30, 2016.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status and had a tangible common equity to tangible assets ratio of 7.77% at September 30, 2016.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

September 30, 2016

(In thousands, except per share and ratio data)

(Unaudited)

2016

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$(1,267)	$1,362	$1,065	$1,160
Net income (loss) available to common shareholders	(1,282)	1,362	1,065	1,145

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	(0.45)%	0.48%	0.37%	0.14%
Return on average equity	(4.86)	5.60	4.27	1.54
Net interest margin	3.30	3.23	3.15	3.23
Net charge-offs as a percentage of average loans	1.60	0.01	0.14	0.58
Loan loss provision as a percentage of average loans	1.42	0.11	0.13	0.55
Efficiency ratio	89.24	82.05	85.07	85.43

PER COMMON SHARE:
Net income (loss):
Basic	$(0.07)	$0.07	$0.06	$0.06
Average number of common shares outstanding	18,884	18,897	18,899	18,893
Diluted	(0.07)	0.07	0.06	0.06
Average number of common shares outstanding	18,884	18,948	18,957	18,947
Cash dividends declared	$0.010	$0.010	$0.015	$0.035

2015

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,369	$1,421	$1,833	$4,623
Net income available to common shareholders	1,316	1,369	1,781	4,466

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.51%	0.52%	0.66%	0.56%
Return on average equity	4.80	4.88	6.15	5.29
Net interest margin	3.57	3.45	3.52	3.52
Net charge-offs as a percentage of average loans	0.09	0.08	0.11	0.09
Loan loss provision as a percentage of average loans	0.12	0.09	0.14	0.12
Efficiency ratio	82.29	81.93	78.25	80.79

PER COMMON SHARE:
Net income:
Basic	$0.07	$0.07	$0.09	$0.24
Average number of common shares outstanding	18,851	18,859	18,869	18,860
Diluted	0.07	0.07	0.09	0.24
Average number of common shares outstanding	18,909	18,941	18,951	18,928
Cash dividends declared	$0.01	$0.01	$0.01	$0.03

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2016

	1QTR	2QTR	3QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,121,701	$1,142,492	$1,145,655
Short-term investments/overnight funds	5,556	6,836	8,279
Investment securities	139,000	145,753	145,609
Loans and loans held for sale	882,410	895,513	896,301
Allowance for loan losses	9,520	9,746	9,726
Goodwill	11,944	11,944	11,944
Deposits	906,773	940,931	962,736
FHLB borrowings	88,952	72,617	56,943
Subordinated debt, net	7,424	7,430	7,435
Shareholders’ equity	97,589	99,232	100,044
Non-performing assets	3,007	2,230	1,907
Tangible common equity ratio	7.72	7.72	7.77
PER COMMON SHARE:
Book value (A)	$5.16	$5.25	$5.29
Tangible book value (A)	4.53	4.62	4.66
Market value	2.99	3.02	3.32
Trust assets – fair market value (B)	$1,974,180	$1,982,868	$2,011,344

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	317	311	310
Branch locations	16	16	16
Common shares outstanding	18,894,561	18,896,876	18,903,472

2015

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,103,416	$1,112,934	$1,110,843	$1,148,922
Short-term investments/overnight funds	10,127	9,843	14,966	25,067
Investment securities	142,010	142,448	135,013	140,886
Loans and loans held for sale	853,972	866,243	868,213	883,987
Allowance for loan losses	9,689	9,717	9,772	9,921
Goodwill	11,944	11,944	11,944	11,944
Deposits	892,676	862,902	869,899	903,294
FHLB borrowings	71,219	109,430	100,988	96,748
Subordinated debt, net	-	-	-	7,418
Shareholders’ equity	116,328	117,305	119,408	118,973
Non-performing assets	3,046	2,565	2,294	6,297
Tangible common equity ratio	7.64	7.66	7.87	7.57
PER COMMON SHARE:
Book value (A)	$5.06	$5.11	$5.21	$5.19
Tangible book value (A)	4.42	4.47	4.58	4.56
Market value	2.98	3.33	3.24	3.20
Trust assets – fair market value (B)	$2,033,573	$2,012,358	$1,935,495	$1,974,882

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	318	318	318	318
Branch locations	17	17	17	17
Common shares outstanding	18,855,021	18,861,811	18,870,811	18,870,811

NOTES:

(A)

For 2015, Preferred stock of $21 million received through the Small Business Lending Fund is excluded from the book value per common share and tangible book value per common share calculations.  The Company repaid the US Treasury for the SBLF funds on January 27,2016.

        (B) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2016

	1QTR	2QTR	3QTR	YEAR
INTEREST INCOME				TO DATE
Interest and fees on loans	$9,465	$9,409	$9,462	$28,336
Interest on investments	957	980	1,014	2,951
Total Interest Income	10,422	10,389	10,476	31,287

INTEREST EXPENSE
Deposits	1,254	1,330	1,391	3,975
All borrowings	610	573	579	1,762
Total Interest Expense	1,864	1,903	1,970	5,737

NET INTEREST INCOME	8,558	8,486	8,506	25,550
Provision for loan losses	3,100	250	300	3,650
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,458	8,236	8,206	21,900

NON-INTEREST INCOME
Trust and investment advisory fees	2,075	2,124	2,035	6,234
Service charges on deposit accounts	415	404	433	1,252
Net realized gains on loans held for sale	107	185	260	552
Mortgage related fees	63	98	132	293
Net realized gains on investment securities	57	60	60	177
Bank owned life insurance	167	169	169	505
Other income	553	702	572	1,827
Total Non-Interest Income	3,437	3,742	3,661	10,840

NON-INTEREST EXPENSE
Salaries and employee benefits	6,166	5,868	5,901	17,935
Net occupancy expense	737	690	656	2,083
Equipment expense	436	409	419	1,264
Professional fees	1,465	1,192	1,330	3,987
FDIC deposit insurance expense	179	188	189	556
Other expenses	1,728	1,692	1,861	5,281
Total Non-Interest Expense	10,711	10,039	10,356	31,106

PRETAX INCOME (LOSS)	(1,816)	1,939	1,511	1,634
Income tax expense (benefit)	(549)	577	446	474
NET INCOME (LOSS)	(1,267)	1,362	1,065	1,160
Preferred stock dividends	15	-	-	15
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(1,282)	$1,362	$1,065	$1,145

2015

	1QTR	2QTR	3QTR	YEAR
INTEREST INCOME				TO DATE
Interest and fees on loans	$9,456	$9,480	$9,718	$28,654
Interest on investments	1,067	929	949	2,945
Total Interest Income	10,523	10,409	10,667	31,599

INTEREST EXPENSE
Deposits	1,174	1,171	1,174	3,519
All borrowings	415	438	458	1,311
Total Interest Expense	1,589	1,609	1,632	4,830

NET INTEREST INCOME	8,934	8,800	9,035	26,769
Provision for loan losses	250	200	300	750
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,684	8,600	8,735	26,019

NON-INTEREST INCOME
Trust and investment advisory fees	2,056	2,135	2,085	6,276
Service charges on deposit accounts	419	429	441	1,289
Net realized gains on loans held for sale	191	225	178	594
Mortgage related fees	115	109	87	311
Net realized gains (losses) on investment securities	-	28	(36)	(8)
Bank owned life insurance	363	171	684	1,218
Other income	568	595	576	1,739
Total Non-Interest Income	3,712	3,692	4,015	11,419

NON-INTEREST EXPENSE
Salaries and employee benefits	6,073	5,944	6,079	18,096
Net occupancy expense	841	718	692	2,251
Equipment expense	466	480	409	1,355
Professional fees	1,211	1,275	1,206	3,692
FDIC deposit insurance expense	167	164	174	505
Other expenses	1,652	1,658	1,659	4,969
Total Non-Interest Expense	10,410	10,239	10,219	30,868

PRETAX INCOME	1,986	2,053	2,531	6,570
Income tax expense	617	632	698	1,947
NET INCOME	1,369	1,421	1,833	4,623
Preferred stock dividends	53	52	52	157
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,316	$1,369	$1,781	$4,466

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2016

2015

		NINE		NINE
	3QTR	MONTHS	3QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$893,143	$887,681	$858,752	$852,553
Short-term investment in money market funds	20,797	12,987	9,496	10,228
Deposits with banks	1,065	1,871	1,235	1,235
Total investment securities	148,608	145,192	144,958	146,348
Total interest earning assets	1,063,613	1,047,731	1,014,441	1,010,364

Non-interest earning assets:
Cash and due from banks	21,675	19,883	16,362	17,241
Premises and equipment	11,887	11,982	12,508	12,729
Other assets	68,660	68,351	69,021	69,732
Allowance for loan losses	(9,794)	(9,777)	(9,837)	(9,751)

Total assets	$1,156,041	$1,138,170	$1,102,495	$1,100,315

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$111,040	$106,983	$ 101,494	$ 98,668
Savings	96,593	96,149	95,968	95,050
Money market	285,358	275,226	235,578	233,311
Other time	302,610	286,966	277,680	291,668
Total interest bearing deposits	795,601	765,324	710,720	718,697
Borrowings:
Federal funds purchased and other short-term borrowings	1,309	11,480	40,427	27,228
Advances from Federal Home Loan Bank	49,852	49,356	46,386	45,300
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	-	-
Total interest bearing liabilities	867,497	846,895	810,618	804,310

Non-interest bearing liabilities:
Demand deposits	181,365	182,003	164,092	168,634
Other liabilities	7,931	8,683	9,531	10,442
Shareholders’ equity	99,248	100,589	118,254	116,929
Total liabilities and shareholders’ equity	$1,156,041	$1,138,170	$1,102,495	$1,100,315